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                                 Filed Pursuant to Rule 424(b)(3) to
                                 Registration Statement No. 333-03288

                SUPPLEMENT TO PROSPECTUS DATED OCTOBER 29, 1996

                           OFFER FOR ALL OUTSTANDING
                     11 3/8% SENIOR DISCOUNT NOTES DUE 2006
                                IN EXCHANGE FOR
                11 3/8% SERIES B SENIOR DISCOUNT NOTES DUE 2006
                                 EACH ISSUED BY
                           CS WIRELESS SYSTEMS, INC.
                              --------------------

                  THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M.,
                    NEW YORK CITY TIME, ON DECEMBER 9, 1996,
                                UNLESS EXTENDED.
                            ------------------------

    CS Wireless Systems, Inc., a Delaware corporation, hereby extends the Exchange Offer Expiration Date to December 9, 1996 at 5:00 p.m. Please refer to the Prospectus dated October 29, 1996 and the related Letter of Transmittal for a description of the Exchange Offer and the procedures for tendering the Old Notes.

    Capitalized terms appearing in this Prospectus Supplement have the meanings assigned to them in the Prospectus.

                            ------------------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
          THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT. ANY
             REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            ------------------------

The date of this Prospectus Supplement is November 29, 1996.